Exhibit 99.1

Lexeo Therapeutics Reports First Quarter 2024 Financial Results and Operational Highlights

Closed an oversubscribed $95 million equity financing in March with Q1 2024 cash balance of $195.1 million at quarter-end, expected to provide runway into 2027

Completed in-license agreement with Cornell University for intellectual property rights, including current and future clinical data from an ongoing investigator-initiated trial of AAVrh.10hFXN (LX2006) to support regulatory discussions

Interim readout of combined data set of LX2006 at multiple doses anticipated in mid-2024; Lexeo expects to provide analysis of natural history data and baseline characteristics of these study participants in advance of interim readout

Phase1/2 clinical trial of LX2020 (HEROIC-PKP2) currently recruiting patients; data update from Cohort 1 on track for 2H 2024

NEW YORK – May 9, 2024 (GLOBE NEWSWIRE) – Lexeo Therapeutics, Inc. (Nasdaq: LXEO), a clinical stage genetic medicine company dedicated to pioneering treatments for genetically defined cardiovascular diseases and APOE4-associated Alzheimer’s disease, today reported first quarter 2024 financial results and provided operational highlights.

“We continue to make great progress in advancing our suite of gene therapy candidates. We are pleased by the potential to strengthen our FA cardiomyopathy data package through our recent agreement with Cornell University, which we believe will enable us to generate a more robust safety data package and potentially facilitate an accelerated path to regulatory engagements for LX2006,” said R. Nolan Townsend, Chief Executive Officer of Lexeo Therapeutics. “We also are proud to have initiated our Phase 1/2 clinical trial for patients with PKP2-ACM, a devastating disease with limited therapeutic options, and we look forward to sharing interim clinical results in the second half of the year.”

Business and Program Updates

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LX2006 for the Treatment of FA Cardiomyopathy: In April 2024, Lexeo announced the license of intellectual property rights from Cornell University, including current and future clinical data from an ongoing Weill Cornell Medicine investigator-initiated trial of AAVrh.10hFXN (LX2006).
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In March 2024, Lexeo announced preliminary frataxin protein expression data from Cohort 2 of the SUNRISE-FA Phase 1/2 clinical trial, demonstrating an increase in post-administration frataxin protein levels, as measured by liquid chromatography mass spectrometry compared to pre-treatment baseline levels.
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Additionally, in April 2024, the FDA granted Fast Track designation (FTD) to LX2006, which Lexeo expects will facilitate its clinical development. The FDA has previously granted Rare Pediatric Disease designation and Orphan Drug designation to LX2006.
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LX2020 for the Treatment of PKP2-ACM: All previously reported milestones on track with HEROIC-PKP2 Phase 1/2 clinical trial currently recruiting patients.
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Closed $95 Million PIPE Financing: In March 2024, Lexeo announced the closing of an oversubscribed $95 million equity financing. Lexeo anticipates that current cash, cash equivalents and marketable securities will be sufficient to fund operating and capital expenditures into 2027.

Expected Upcoming Milestones

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LX2006 for the treatment of Friedreich ataxia cardiomyopathy
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Interim data readout in mid-2024
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LX2020 for the treatment of PKP2-ACM
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Interim data readout (Cohort 1) in 2H 2024
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LX1001 for the treatment of APOE4-associated Alzheimer’s disease
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Interim Phase 1/2 data readout (all cohorts) in 2H 2024
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LX2021 for the treatment of DSP cardiomyopathy
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Initiate IND-enabling studies in 2024

First Quarter Financial Results

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Cash Position: As of March 31, 2024, cash and cash equivalents were $195.1 million, which we believe will be sufficient to fund operations into 2027.

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R&D Expenses: R&D expenses were $15.7 million for the three months ended March 31, 2024, compared to $16.4 million for the three months ended March 31, 2023.
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G&A Expenses: G&A expenses were $7.5 million for the three months ended March 31, 2024, compared to $2.9 million for the three months ended March 31, 2023.
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Net Loss: Net loss was $21.7 million or $0.77 per share (basic and diluted) for the three months ended March 31, 2024, compared to $18.7 million or $11.58 per share (basic and diluted) for the three months ended March 31, 2023.

About Lexeo Therapeutics

Lexeo Therapeutics is a New York City-based, clinical stage genetic medicine company dedicated to transforming healthcare by applying pioneering science to fundamentally change how genetically defined cardiovascular diseases and APOE4-associated Alzheimer’s disease are treated. Using a stepwise development approach, Lexeo is leveraging early proof-of-concept functional and biomarker data to advance a pipeline of cardiovascular and APOE4-associated Alzheimer’s disease programs.

Forward looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws, including, but not limited to, Lexeo’s expectations and plans regarding its current product candidates and programs, including statements regarding the anticipated benefits of the license agreement between Lexeo Therapeutics and Cornell University and the data to be provided thereunder and the timing of the initiation of and results from Lexeo’s clinical trials, expectations regarding the time period over which Lexeo’s capital resources will be sufficient to fund its anticipated operations and estimates regarding Lexeo’s financial condition. Words such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “develop,” “plan” or the negative of these terms, and similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While Lexeo believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements. These forward-looking statements are based upon current information available to the company as well as certain estimates and assumptions and are subject to various risks and uncertainties (including, without limitation, those set forth in Lexeo’s filings with the U.S. Securities and Exchange Commission (SEC)), many of which are beyond the company’s control and subject to change. Actual results could be materially different from those indicated by such forward looking statements as a result of many factors, including but not limited to: risks and uncertainties related to global macroeconomic conditions and related volatility; expectations regarding the initiation, progress, and expected results of Lexeo’s preclinical studies, clinical trials and research and development programs; the unpredictable relationship between preclinical study results and clinical study results; delays in submission of regulatory filings or failure to receive regulatory approval; liquidity and capital resources; and other risks and uncertainties identified in Lexeo’s Annual Report on Form 10-K for the annual period ended December 31, 2023, filed with the SEC on March 11, 2024, and subsequent future filings Lexeo may make with the SEC. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Lexeo claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. Lexeo expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.

Media Response:

Janine Bogris

(201) 245-6838

janine.bogris@inizioevoke.com

Investor Response:

Stephen Jasper

(858) 525-2047

stephen@gilmartinir.com

Lexeo Therapeutics, Inc.

Selected Condensed Financial Information

(unaudited, in thousands, except share and per share amounts)

Condensed Consolidated Statements of Operations

	Three Months Ended March 31,
	2024	2023
Operating expenses
Research and development	15,742	16,438
General and administrative	7,549	2,852
Total operating expenses	23,291	19,290
Operating loss	(23,291)	(19,290)
Other income and expense
Other income (expense), net	(5)	(4)
Interest expense	(37)	(50)
Interest income	1,651	687
Total other income and expense	1,609	633
Loss from operations before income taxes	(21,682)	(18,657)
Income taxes	-	-
Net loss and comprehensive loss	$(21,682)	$(18,657)
Net loss per common share, basic and diluted	$(0.77)	$(11.58)
Weighted average number of shares outstanding used in computation of net loss per common share, basic and diluted	27,979,838	1,610,793

Condensed Consolidated Balance Sheet Data

	March 31,	December 31,
	2024	2023
Cash, cash equivalents, and investments	$195,060	$121,466
Total assets	213,205	139,807
Total liabilities	30,255	26,272
Total stockholders' equity	182,950	113,535